UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

ART’S-WAY MANUFACTURING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of Principal Executive Offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2014, Art’s-Way Manufacturing Co., Inc. (the “Company”) hired Amber Murra, age 35, to serve as its Director of Finance. Ms. Murra will join the Company on May 27, 2014. In her role as Director of Finance, Ms. Murra will perform the duties of principal accounting officer.

Ms. Murra previously served as Art’s Way’s Director of Finance, from April 2007 until December 31, 2010. Since her departure from the Company, Ms. Murra worked for Winnebago Industries, Inc., a recreational vehicle manufacturer, as the Finance Manager. Over the years, Ms. Murra’s responsibilities have included developing accounting processes and procedures, staff development, budgeting, forecasting, cost analysis, financial statement preparation and presentation, capital planning, and cash management.

Ms. Murra was not appointed pursuant to any arrangement or understanding with any person, and Ms. Murra does not have any family relationships with any directors or executive officers of the Company. Neither Ms. Murra nor any “related person” (as that term is defined under Item 404(a) of Regulation S-K) has had a direct or indirect material interest in any transaction with the Company since the beginning of the Company’s last fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Ms. Murra’s employment with the Company is subject to an employment agreement, dated May 1, 2014, by and between the Company and Ms. Murra (the “Agreement”). The Agreement provides for at-will employment and an initial annual base salary of $110,000. Ms. Murra is also eligible to receive incentive compensation, including cash bonuses and equity awards, in the exclusive discretion of the Board of Directors (or a committee authorized by the Board of Directors), and to participate in any and all other employee benefit plans that are generally available to the Company’s employees.

The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company without cause (as defined in the Agreement), the Company may be required to pay up to eight weeks of compensation and benefits to Ms. Murra, in exchange for her release of any and all claims against the Company and her compliance with the one-year non-competition and non-solicitation provisions of the Agreement. The Agreement also contains confidentiality and assignment of inventions provisions that survive the termination of the Agreement for an indefinite period.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Company hiring Ms. Murra, Michael Furness resigned as Director of Finance and principal accounting officer of the Company on May 1, 2014, effective June 13, 2014. Until the effective date of his resignation, Mr. Furness will continue to receive his current salary and benefits.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:

10.1	Employment Agreement, by and between the Company and Amber Murra, dated May 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2014

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski
President, Chief Executive Officer, and interim Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

ART’S-WAY MANUFACTURING CO., INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 30, 2014	000-05131

Exhibit No.	ITEM

10.1	Employment Agreement, by and between the Company and Amber Murra, dated May 1, 2014.